UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)            April 10, 2019 (April 15, 2019)

EBIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Ebix Way Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (678) 281-2020
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                         Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01               Other Events.
On April 5, 2019, the Delaware Court of Chancery entered an Order and Final Judgment (the “Order”) approving the Stipulation and Agreement of Settlement (the “Settlement”), dated January 23, 2019, among Ebix, Inc. (the “Company”), the other defendants and the plaintiffs in the litigation captioned In re Ebix, Inc. Stockholder Litigation, Consol. C.A. No. 8526-VCS (the “Litigation”).

The Order determined that the Settlement was fair, reasonable, adequate and in the best interest of the plaintiffs, the class members and the Company and awarded to plaintiffs’ counsel attorneys’ fees and expenses in the sum of $19,651,896, payable by the Company within 20 days. The Order also provides for full settlement, satisfaction, compromise and release of all claims that were asserted or could have been asserted in the Litigation, whether on behalf of the class or the Company. The Order is publicly available for inspection at the Office of the Register in Chancery, and on the Court's online electronic filing system, File & ServeXpress.

The Settlement Agreement includes, among other things, the adoption and entry into an Amended Stock Appreciation Right Award Agreement with respect to the Company’s Chief Executive Officer, Mr. Robin Raina, and the implementation of certain governance measures, in each case, effective upon the later of (i) expiration of the period for taking an appeal of the Order, or (ii) final resolution of any such appeal (excluding any appeal from the Order that relates solely to the issue of plaintiffs’ counsels’ application for an award of attorneys' fees and expenses).

The Settlement contains no admission of wrongdoing or liability, and may not be deemed to be a presumption as to the validity of any claims, causes of action or other issues.

Additional information about the Litigation and the Settlement Agreement can be found under the caption “Legal Proceedings” in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission on March 1, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By:	/s/ Sean T. Donaghy
Name:	Sean T. Donaghy
Title:	Chief Financial Officer(principal financial and accounting officer)

Dated: April 15, 2019